Exhibit 3.177

CERTIFICATE OF FORMATION

OF

EL SEGUNDO COAL RESOURCES, LLC

1.	The name of the limited liability company is El Segundo Coal Resources, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective immediately upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 27th day of December 2006.

/s/ Bryan L. Sutter
Bryan L. Sutter, Authorized Person

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

EL SEGUNDO COAL RESOURCES, LLC

1.	The name of the limited liability company is:

El Segundo Coal Resources, LLC

2.	Article 1 of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is El Segundo Employment Company, LLC.”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 13th of September, 2007.

Peabody Natural Resources Company, its Sole Member

By:	/s/ John F. Quinn, Jr.
John F. Quinn, Jr.
Its: Vice President

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

EL SEGUNDO EMPLOYMENT COMPANY, LLC

1.	The name of the limited liability company is:

El Segundo Employment Company, LLC

2.	Article 1 of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is New Mexico Employment Resources, LLC.”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 30th day of January, 2008.

New Mexico Coal Resources, LLC its Sole Member

By:	/s/ Jeffery L. Klinger
Jeffery L. Klinger
Its: Assistant Secretary

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

NEW MEXICO EMPLOYMENT RESOURCES, LLC

1.	The name of the limited liability company is:

New Mexico Employment Resources, LLC

2.	Article 1 of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody New Mexico Services, LLC”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 24th day of June, 2009.

New Mexico Coal Resources, LLC its Sole Member

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Its: Vice President & Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is PEABODY NEW MEXICO SERVICES, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person

Name:	Kenneth L. Wagner
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